Exhibit 99.1

STABILIS SOLUTIONS ANNOUNCES RECORD FOURTH QUARTER 2021 REVENUES
Houston, March 9, 2022 — Stabilis Solutions, Inc., (“Stabilis” or the “Company”) (NASDAQ: SLNG), an energy transition company that provides turnkey clean energy production, storage, transportation and fueling solutions primarily using liquefied natural gas (“LNG”) to multiple end markets across North America, today reported its financial results for its fourth quarter and full year ended December 31, 2021.
Fourth Quarter Results
For the fourth quarter ended December 31, 2021, Stabilis reported record revenues of $23.7 million, a 21% increase from the quarter ended September 30, 2021 and a 73% increase from the fourth quarter of 2020. The growth was primarily the result of additional LNG delivered and higher natural gas prices during the quarter.
Revenues from Stabilis’ LNG segment totaled $20.9 million, a 17% sequential increase from the quarter ended September 30, 2021 and a 73% increase from the fourth quarter of 2020. The Company’s power delivery segment reported revenues of $2.9 million compared to $1.9 million for the quarter ended September 30, 2021 and $1.6 million in the fourth quarter of 2020.
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was $0.9 million, compared to $1.4 million in the third quarter of 2021 and $2.3 million in the fourth quarter of 2020.
Net loss for the quarter was ($2.3 million) compared to a net loss of ($4.6 million) in the third quarter of 2021 and ($0.1 million) during the fourth quarter of 2020.
Full Year Results
Full year 2021 revenues totaled $77.2 million, an increase of 86% compared to $41.6 million reported in 2020. LNG segment revenues were $69.2 million, an increase of 91% compared to $36.3 million during 2020. Revenues from the Company’s power delivery segment were $8.0 million for the full year, an increase of 52%.
Adjusted EBITDA was $5.5 million in 2021, compared to $3.5 million for 2020. Net loss for 2021 was ($7.8 million) compared to a net loss of ($6.8 million) in the prior year.
The Company generated positive cash flows from operations of $4.9 million during 2021, compared to $1.3 million in the prior year. Cash on hand as of December 31, 2021 was $2.1 million and the Company has $2.0 million of available liquidity under its current bank agreement.
“While I am pleased that we significantly grew our revenues during the year, inflationary pressures negatively impacted margins, particularly during the second half of 2021.” commented Westy Ballard, President and CEO. “Beginning in the fourth quarter, we launched several significant commercial and cost rationalization strategies that I feel will deliver favorable results as we progress through 2022. In addition, we worked diligently to lay the groundwork for the expansion into exciting sectors that have enormous potential to drive scalable and long-term value for our stakeholders.”
Conference Call
Management will host a conference call on Thursday, March 10, 2022 at 10:00 a.m. eastern time (9:00 a.m. central). Individuals in the United States and Canada who wish to participate in the conference call can access the live webcast at https://www.webcaster4.com/Webcast/Page/2256/44641 or dial +1 877-545-0523; passcode 232054.  International callers should dial +1 973-528-0016; passcode 232054. A replay of the call will be available until April 10, 2022. Individuals in the United States and Canada who wish to listen to the replay should dial +1 877-481-4010; passcode 44641. International callers should dial +1 919-882-2331; passcode 44641. A replay of the call will also be available in the investor center on the Stabilis website (www.stabilis-solutions.com).
About Stabilis Solutions
Stabilis Solutions, Inc. is an energy transition company that provides turnkey clean energy production, storage, transportation and fueling solutions primarily using liquefied natural gas (“LNG”) to multiple end markets across North America. To learn more, visit www.stabilis-solutions.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21e of the Securities Exchange Act of 1934, as amended. Any actual results may differ from expectations, estimates and projections presented or implied and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “can,” “believes,” “feels,” “anticipates,” “expects,” “could,” “will,” “plan,” “may,” “should,” “predicts,” “potential” and similar expressions are intended to identify such forward-looking statements.
Such forward-looking statements relate to future events or future performance, but reflect our current beliefs, based on information currently available. Most of these factors are outside our control and are difficult to predict. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. Factors that may cause such differences include, among other things: the future performance of Stabilis, future demand for and price of LNG, availability and price of natural gas, unexpected costs, and general economic conditions.
The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2021 which is available on the SEC’s website at www.sec.gov or on the Investors section of our website at www.stabilis-solutions.com. All subsequent written and oral forward-looking statements concerning Stabilis, or other matters attributable to Stabilis, or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.
Stabilis does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Stabilis Solutions, Inc. and Subsidiaries
Selected Consolidated Operating Results
(Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue
LNG product	$17,772	$8,730	$55,699	$27,339
Rental, service and other	3,108	3,338	13,472	8,951
Power delivery	2,865	1,622	7,994	5,260
Total revenues	23,745	13,690	77,165	41,550
Operating expenses:
Costs of LNG product	15,031	6,670	45,185	20,362
Costs of rental, service and other	2,509	1,849	8,158	5,230
Costs of power delivery	2,144	1,288	6,138	4,419
Selling, general and administrative expenses	4,125	2,872	17,320	10,764
Gain from disposal of fixed assets	—	(272)	(24)	(283)
Depreciation expense	2,292	2,239	9,059	9,041
Impairment of right-of-use lease asset	—	—	376	—
Total operating expenses	26,101	14,646	86,212	49,533
Loss from operations before equity income	(2,356)	(956)	(9,047)	(7,983)
Net equity income from foreign joint ventures’ operations:
Income from equity investments in foreign joint ventures	879	1,176	2,146	2,705
Foreign joint ventures’ operations related expenses	(171)	(67)	(363)	(249)
Net equity income from foreign joint ventures’ operations	708	1,109	1,783	2,456
Loss from operations	(1,648)	153	(7,264)	(5,527)
Other income (expense):
Interest expense, net	(149)	(17)	(373)	(45)
Interest expense, net - related parties	(136)	(190)	(577)	(871)
Other income (expense)	41	(51)	1,224	(57)
Total other income (expense)	(244)	(258)	274	(973)
Loss before income tax expense	(1,892)	(105)	(6,990)	(6,500)
Income tax expense	452	5	808	256
Net loss	$(2,344)	$(110)	$(7,798)	$(6,756)

Net loss per common share:
Basic and diluted	$(0.13)	$(0.01)	$(0.45)	$(0.40)
Weighted average number of common shares outstanding:
Basic and diluted	18,191,268	16,896,626	17,504,190	16,875,150

EBITDA	$685	$2,341	$3,019	$3,457
Adjusted EBITDA	$935	$2,341	$5,544	$3,457

Revenues by Segment
(unaudited, in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenue
LNG	$20,880	$12,068	$69,171	$36,290
Power delivery	2,865	1,622	7,994	5,260
Total Revenue	$23,745	$13,690	$77,165	$41,550

Stabilis Solutions, Inc. and Subsidiaries
Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share data)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$2,060	$1,814
Accounts receivable, net	10,323	5,923
Inventories, net	386	226
Prepaid expenses and other current assets	2,764	2,808
Due from related parties	—	42
Total current assets	15,533	10,813
Property, plant and equipment:
Cost	101,827	90,422
Less accumulated depreciation	(47,140)	(38,384)
Property, plant and equipment, net	54,687	52,038
Goodwill	4,453	4,453
Investments in foreign joint ventures	12,325	11,897
Right-of-use assets and other noncurrent assets	338	1,112
Total assets	$87,336	$80,313
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$5,556	$4,395
Accrued liabilities	7,613	4,361
Current portion of long-term notes payable	963	1,112
Current portion of long-term notes payable - related parties	1,168	3,351
Current portion of finance lease obligation	17	—
Current portion of finance lease obligation - related parties	—	648
Current portion of operating lease obligations	310	362
Total current liabilities	15,627	14,229
Long-term notes payable, net of current portion	7,753	682
Long-term notes payable, net of current portion - related parties	2,435	2,726
Long-term portion of finance lease obligations	64	—
Long-term portion of operating lease obligations	329	490
Other noncurrent liabilities	69	156
Total liabilities	26,277	18,283
Commitments and contingencies
Stockholders’ Equity:
Preferred Stock; $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	—	—
Common stock; $0.001 par value, 37,500,000 shares authorized, 17,691,268 and 16,896,626 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	18	17
Additional paid-in capital	97,875	91,278
Accumulated other comprehensive income	351	122
Accumulated deficit	(37,185)	(29,387)
Total stockholders’ equity	61,059	62,030
Total liabilities and stockholders' equity	$87,336	$80,313

Non-GAAP Measures
Our management uses EBITDA and Adjusted EBITDA to assess the performance and operating results of our business. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for certain special items that occur during the reporting period, as noted below. We include EBITDA and adjusted EBITDA to provide investors with a supplemental measure of our operating performance. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management’s discretionary use, as they do not consider certain cash requirements, such as debt service requirements. Because the definition of EBITDA and Adjusted EBITDA may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The following table provides a reconciliation of net loss, the most directly comparable GAAP measure, to EBITDA and Adjusted EBITDA (in thousands).

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net Loss	$(2,344)	$(110)	$(7,798)	$(6,756)
Depreciation	2,292	2,239	9,059	9,041
Net interest expense	285	207	950	916
Income tax expense	452	5	808	256
EBITDA	685	2,341	3,019	3,457
Special items (1)	250	—	2,525	—
Adjusted EBITDA	$935	$2,341	$5,544	$3,457
____________
(1)    Special items in Q4 of 2021 consist of non-cash charges related to the write-off of engineering designs. Special items for the twelve months ended December 31, 2021 include the engineering designs, the add backs for executive officer's immediate vesting of restricted stock of $1.8 million, former executive officer's severance and immediate vesting of restricted stock of $1.2 million, impairment charges for settlement of an office lease of $0.4 million, and the forgiveness of indebtedness of a Payroll Protection Act Loan ($1.1 million). There were no special items in the periods presented for 2020.

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Investor Contact:
Andrew Puhala
Chief Financial Officer
832-456-6502
ir@stabilis-solutions.com